UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20546

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) December 28, 2007

Peoples Bancorp
(Exact Name of Registrant as Specified in Its Charter)

Indiana	000-18991	35-1811284
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

212 West Seventh Street, Auburn, Indiana		46706
(Address of Principal Executive Offices)		(Zip Code)

(260) 925-2500
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 28, 2007, the Board of Directors of Peoples Bancorp (the “Company”) took action that may result in the Company voluntarily delisting its common stock from the Nasdaq Global Market. Specifically, the Board adopted resolutions approving a plan to end the Company’s obligation to file reports with the Securities and Exchange Commission. The plan, which involves a 1-for-760 reverse split of the Company’s common stock, followed immediately by a 760-for-1 forward split, is subject to approval by the holders of a majority of the issued and outstanding shares of the Company’s common stock and will be submitted to the stockholders at the annual meeting, currently expected to be held in March 2008.

If the proposed stock split transaction is approved and completed, the Company expects to deregister its common stock under the Securities Exchange Act of 1934 (the “Act”) and suspend its reporting obligations under the Act, at which point the common stock will cease to be eligible for trading on Nasdaq. The Company anticipates that its common stock will be quoted on the OTC Bulletin Board or in the pink sheets electronic quotation system, subject to market makers continuing to make a market in the Company’s common stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 4, 2008	Peoples Bancorp

	By:	/s/ M. F. Winkler III
Maurice F. Winkler, III, President and Chief Executive Officer